UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section13 or 15(d) of The Securities Exchange Act of 1934



                        Date of Report: February 9, 2004
                        (Date of earliest event reported)


                          REZconnect Technologies, Inc.
             (Exact name of Registrant as specified in its charter)


                New York               0-18412                11-2602120
                --------               -------                ----------
               (State or other        (Commission            (IRS Employer
                Jurisdiction of        File Number)           Identification
                Incorporation)                                Number)


              560 Sylvan Avenue, Englewood Cliffs, New Jersey   07632
              -----------------------------------------------   -----
                 (Address of principal executive offices)       (Zip)


                                 (201) 567-8500
                                 --------------
               (Registrant's Telephone Number Including Area Code)


                                       N/A
                                       ---
          (Former name or former address if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT On February 9, 2004, the Registrant engaged Dischino & Associates, P.C. ("New Accountant") as the Registrant's principal independent accountants to audit its financial statements, replacing Israeloff, Trattner & Co., CPAs, P.C. (the "Former Accountants") as the Registrant's independent auditors, who were dismissed on the same day. The change was approved by the Registrant's board of directors. The Registrant has not consulted with Dischino & Associates, P.C. during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor for the year 2003 audit regarding the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements.

The Former Accountants' report on the Registrant's financial statements for 2002 did not contain any adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

Israeloff, Trattner & Co., CPAs, P.C.was engaged as the Company's independent accountants during 1995. During the Registrant's 2002 year and the subsequent interim period preceding the date of termination, there were no disagreements between the Registrant and the Former Accountants on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, nor were there any "Reportable Events" within the meaning of Item 304(a)(1) of Regulation S-B.



                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 REZconnect Technologies, Inc.


                                                 /s/  Michael Y. Brent
                                                 ------------------------
                                                 Michael Y. Brent, President

                                                 Dated: February 14, 2004